UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     November 1, 2013

CD INTERNATIONAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 363-7333

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

EXPLANATORY NOTE

        On December 27, 2013, CD International Enterprises, Inc.’s (“we”, "us” or "our”) filed a current report on Form 8-K (the “Form 8-K”) related to entering into a Consulting Agreement with Armco Metals Holdings Inc. This Amendment No.1 to the Form 8-K we filed on December 27, 2013 is filed to amend the date of event and the terms of the Agreement discussed below.

Item 8.01                      Other Events.

        On November 1, 2013 China Direct Investments, Inc. and CDI Shanghai Management Co., Ltd., both wholly owned subsidiaries of CD International Enterprises, Inc., entered into a Consulting Agreement with Armco Metals Holdings, Inc. (NYSE MTK: AMCO), pursuant to which we will provide a variety of consulting services to Armco Metals Holdings under the terms of an agreement which expires on October 31, 2014.  As compensation for these services, we received 1,000,000 shares of Armco Metals Holdings common stock valued at approximately $400,000.  We are responsible for the payment of our fees and costs which we may incur in rendering these services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD International Enterprises, Inc.

Date: April 17, 2014	By: /s/ Yuejian (James) Wang
Yuejian (James) Wang, PhD., Chief Executive Officer